Exhibit 10.1

TRANSITION AGREEMENT

This Transition Agreement (“Agreement”) is made by and between Polycom, Inc. (the “Company”), and David R. Phillips (“Employee”) (collectively referred to as the “Parties” or individually referred to as a “Party”), effective as of March 30, 2009 (the “Effective Date”).

WHEREAS, Employee is employed with the Company;

WHEREAS, Employee will continue to provide services to the Company effective February 17, 2009, through March 31, 2009, on a part-time basis; and

WHEREAS, Employee’s employment with the Company will terminate effective March 31, 2009 (the “Separation Date”).

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

A.	Transition Period

1. Position and Duties. For the period beginning February 17, 2009, and ending March 31, 2009 (the “Transition Period”), Employee will be employed by the Company on a part-time basis equal to fifty percent (50%) of Employee’s regular full-time schedule, reporting to Robert C. Hagerty, Chief Executive Officer, and engaging in activities related to transitioning the Company’s worldwide sales operations and other special projects as designated by Mr. Hagerty.

2. Base Compensation. As compensation for services that Employee will provide to the Company during the Transition Period, Employee will receive from the Company base compensation, pro-rated for the Transition Period, in the amount of One Hundred Eighty One Thousand Seven Hundred Fifty Dollars ($181,750) per annum (the “Transition Salary”) (which is equal to fifty percent (50%) of Employee’s current base compensation of Three Hundred Sixty-Three Thousand Five Hundred Dollars ($363,500) per annum (the “Base Salary”)). The Transition Salary will be paid in accordance with the Company’s normal payroll practices and be subject to the usual required withholdings.

3. Incentive Compensation. During the Transition Period, Employee will continue to be eligible to participate in the Company’s then applicable bonus plan to the extent any amounts are earned under the plan pursuant to its terms, as if Employee were still a full time employee.

4. Employee Benefits. During the Transition Period, Employee will be entitled to participate in the employee benefit plans and programs currently and hereafter maintained by the Company of general applicability to other executives of the Company. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

5. Vacation. During the Transition Period, Employee will be eligible to accrue paid time off (“PTO”) under the Company’s PTO policy.

6. Expenses. The Company will reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee’s duties hereunder during the Transition Period, in accordance with the Company’s expense reimbursement policy in effect from time to time.

7. Resignation. On the Separation Date, Employee will be deemed to have resigned voluntarily from all Company positions held by him, without any further required action by the Employee; provided however, if the Company requests, Employee will execute any documents necessary to reflect his resignation.

B.	Company Agrees

Assuming that this Agreement becomes effective in accordance with its terms, including Employee’s performance of services to the Company during the Transition Period under the terms of Section A.1 (provided that the first time, if any, that the Company believes that Employee is not performing such services, its shall provide Employee with written notice of such failure and five business days to cure such failure), and that the provisions set forth in Section C are satisfied, the Company will provide Employee with the following:

1. Severance. In consideration for the execution by Employee of a Supplemental Separation and General Release Agreement, the form of which is attached hereto as Exhibit A (the “Supplemental Agreement”), the Company shall pay Employee a total amount equal to Four Hundred Twenty-Seven Thousand Five Hundred Dollars ($427,500) (the “Severance Payment”) less applicable deductions and tax withholdings, payable in two installments, as set forth and subject to the provisions of Section B.4.1. and B.4.2..

2. Outplacement Services. Employee will be eligible for outplacement services provided by Right Management Consultants, as reasonably determined by the Company, for six (6) months following the Separation Date.

3. COBRA. The Company will pay the cost, on behalf of Employee, for Employee’s cost of continued group health insurance for Employee and/or Employee’s eligible and covered dependents under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for twelve (12) months following the Separation Date so long as Employee timely elects such continuation coverage. The Company’s obligation to pay for such continuation coverage shall cease immediately if and to the extent that Employee and/or Employee’s covered dependents (as the case may be) are no longer entitled to receive COBRA continuation coverage. Employee agrees to notify a duly authorized officer of the Company, in writing, immediately upon Employee’s and/or a covered dependent’s beginning to receive health benefits from another source, or as otherwise required by COBRA.

4. Section 409A.

4.1. Separation from Service. Notwithstanding anything to the contrary in this Agreement, any severance payments or benefits payable to Employee upon a termination of employment, pursuant to this Agreement and the Supplemental Agreement, when considered together with any other severance payments or separation benefits, that are considered deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended and the final regulations and any guidance promulgated thereunder (together, “Section 409A”), and are not otherwise exempt therefrom, shall not be payable until Employee has a “separation from service” within the meaning of Section 409A (a “Separation from Service”). It is intended and expected that Employee will have a Separation from Service from the Company on the Separation Date.

4.2. Delayed Payments. The payment of severance benefits will be delayed until the date that is six (6) months and one (1) day following the Employee’s Separation from Service and will become payable in two (2) separate installments as follows: (a) the first installment of Three Hundred Twenty Thousand Six Hundred Twenty-Five Dollars ($320,625) on the date that is six (6) months and one (1) day following the Employee’s Separation from Service (i.e., October 15th , 2009) and (b) the second installment of One Hundred Six Thousand Eight Hundred Seventy-Five Dollars ($106,875) on the date that is twelve (12) months following the Employee’s Separation from Service (i.e., April 1st, 2010). No interest will be accrued or paid on the delayed payments. Each payment and benefit payable under the Agreement is intended to constitute a separate payment for purposes of Section 409A.

C.	Employee Agrees

1. Acknowledgments. Employee agrees and acknowledges to the following:

1.1. Employee’s employment with the Company will end on the Separation Date and the Company has no future obligation to re-employ Employee.

1.2. No later than the Separation Date, Employee will return to the Company all documents and materials (in electronic, paper or other form) created or received by Employee in the course of employment with the Company (to the extent currently in his possession or control, it being acknowledged that many of such documents or materials have been discarded since the date of such creation or receipt), except Employee’s personal copies of documents evidencing (a) Employee’s hire, compensation rate and payments, discipline (if any) and benefits (b) stock options and documents received as a shareholder; (c) letter of termination; (d) the Employee Proprietary Information and Invention Agreement (the “Confidentiality Agreement”) between Employee and the Company; and (e) any other agreements between Employee and the Company signed by the Employee.

1.3. No later than the Separation Date (but subject to the last sentence of this Section C.1.3.), Employee will return to the Company all items of property, including but not limited to, laptop computers, cell phones, personal digital assistants, etc., provided by the Company for Employee’s use during employment with the Company in good condition and proper working order. To the extent Employee fails to return all property provided by the Company in good condition and proper working order on or before the Separation Date, Employee understands and agrees that the Company may deduct from the Severance Payment the dollar value of the property that the Employee has failed to return or that Employee has returned in damaged or non-working condition. Notwithstanding the foregoing, Employee shall be permitted to retain Employee’s Company-issued computer laptop (with proprietary Company and Company licensed software removed), mobile phone, assigned telephone number and PDA (respectively the “Company Devices”) for the continued use of Employee (provided, that any Company files on the laptop and PDA are deleted).

1.4. Even if Employee does not sign this Agreement, Employee would still have continuing obligations under Employee’s Confidentiality Agreement, a copy of which has been provided to Employee. This Agreement is not intended to, and does not, alter, eliminate or supersede Employee’s continuing obligations (other than obligations under paragraph C.7. of the Confidentiality Agreement, which are superseded hereby) under his Confidentiality Agreement.

1.5. Within seven (7) days of issuance of Employee’s final paycheck by the Company, Employee will confirm that he has received and reviewed his final paycheck and the Company has paid all salary, wages, bonuses, accrued vacation, and any and all other compensation due to Employee through his final day of employment. No other amounts are due to the Employee from the Company, except those amounts that may become due under this Agreement.

2. Confidentiality. Employee will not disclose to others the existence of this Agreement, the contents or terms of this Agreement, or the consideration for this Agreement (hereinafter collectively referred to as “Settlement Information”), except that Employee may disclose such information to Employee’s spouse or domestic/civil union partner and to Employee’s attorney or accountant (in order for such individuals to render personal services to Employee), so long as such individuals agree to keep such information confidential. In the event the prior agreement to be bound by the terms of this confidentiality provision is not obtained from such individuals, the disclosure may not be made without breach of this Agreement. Nothing in this Section C.2., or elsewhere in this Agreement, is intended to prevent or prohibit Employee from (a) providing information regarding Employee’s former employment relationship with the Company, as may be required by law or legal process; or (b) cooperating, participating or assisting in any government entity investigation or proceeding. Notwithstanding the foregoing, Employee’s obligations under the first two sentences of this Section C.2. shall terminate in the event that the Company makes public (through a securities filing or otherwise) the Settlement Information.

3. Non-Compete; Non-Solicitation.

3.1. Employee acknowledges that during the course of the Employee’s involvement with the Company, Employee has received and been privy to Company confidential information and trade secrets and will continue to receive Company confidential information and trade secrets during the course of Employee’s employment with the Company, and that Company has a legitimate interest in ensuring that such confidential information and trade secrets remain confidential and are not disclosed to third parties. Thus, to avoid the actual or threatened misappropriation of such trade secrets and confidential information, Employee agrees that the receipt of the Severance Payment pursuant to Section B.1. will be subject to Employee agreeing that beginning on the Effective Date and ending on the first anniversary of the Separation Date (the “Non-Competition Period”), Employee shall not, directly or indirectly, without the prior written consent of Company: (a) engage in, anywhere in the Restricted Territory (as defined below), whether as an employee, agent, consultant, advisor, independent contractor, proprietor, principal, partner, stockholder, officer, director or otherwise, or have any ownership interest in (except for ownership of one percent (1%) or less of any publicly-held entity), or participate in or facilitate the financing, operation, management or control of, any Competing Person (as defined below) that directly or indirectly engages in a Competing Business Purpose (as defined below);

or (b) contact or solicit Company’s customers in connection with a Competing Business Purpose. “Competing Business Purpose” means any business relating to (a) audio-conferencing, and (b) two way or multi way video communications, including but not limited to (1) videoconferencing, (2) telepresence conferencing, (3) immersive room conferencing, (4) videoconferencing desktop systems or videoconferencing software, (5) wired or wireless videoconferencing (6) telephony videoconferencing systems or applications, (7) classroom videoconferencing systems, (8) auditorium videoconferencing systems, (9) medical videoconferencing systems, (10) videoconferencing infrastructure, including bridges and management, and (11) any other wired or wireless videoconferencing devices, videoconferencing consumer set-top boxes or videoconferencing software client included therein, or any similar means of videoconferencing communications. Competing Business Purpose shall also include without limitation (i) the ownership, design, development, engineering or licensing of any intellectual property specifically targeted to the foregoing, or (ii) the design, development or marketing of any product or Service or engineering or manufacturing of any product, in each case specifically targeted to the foregoing, and where “Service(s)” is defined to include without limitation maintenance, professional, hosting or installation service(s). “Competing Person” means (i) any Person for which the Competing Business Purpose constitutes the primary focus of such Person’s business or (ii) with respect to Persons that are not so primarily engaged in the Competing Business Purpose, any division or segment of the Person that is primarily engaged in the Competing Business Purpose. “Restricted Territory” means worldwide.

3.2. Beginning on the Effective Date and ending twelve (12) months from the Separation Date (the “No Hire Period”), Employee shall not, directly or indirectly, without the prior written consent of Company, (a) solicit for hire (other than through general industry solicitations of employment) any employee, officer, or director of the Company or any subsidiary of Company, or any person known to Employee to be an agent, consultant, advisor or independent contractor of the Company or any subsidiary of Company, to the extent that any such employee, officer, director or other such person provided services to the Company or any subsidiary of the Company within the one year period prior to the Separation Date (each a “Covered Person” and collectively, the “Covered Persons”) or (b) overtly induce or encourage any Covered Person to terminate such employee’s employment with the Company or such subsidiary of Company; provided, however, that the foregoing is not intended to prohibit the Employee from engaging independent accounting or independent law firms (subject to issues relating to conflicts of interest, which are not being waived herein) from providing services to such entities.

3.3. The covenants contained in Section C.3.1. and C.3.2. hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in Section C.3.1. and Section C.3.2. hereof. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. To the extent that the provisions of this Section C.3. are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

3.4. Employee acknowledges that (a) Employee is familiar with the foregoing covenants not to compete and not to hire; (b) the covenants set forth in Section C.3.1. and Section C.3.2. represent only a limited restraint and allows Employee to pursue Employee’s livelihood and occupation without unreasonable or unfair restrictions; and (c) Employee is an officer and/or key member of the management of the Company. Employee represents that Employee is fully aware of Employee’s obligations hereunder, and acknowledges that the limitations of length of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (i) the Company is engaged in a highly competitive industry, (ii) Employee has unique access to, and, as applicable, will continue to have access to, the trade secrets and know-how of the Company, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of the Company, (iii) in the event Employee’s employment with the Company ended, Employee would be able to obtain suitable and satisfactory employment without violation of this Agreement, and (iv) this Agreement provides no more protection than is necessary to protect the Company’s interests in its goodwill, trade secrets and confidential information.

3.5. Employee agrees that during the Non-Competition Period, prior to becoming an employee or partner of or consultant to any Person, Employee will (a) provide the Company with written notice of such employment, partnership or consultancy and (b) provide such Person with an executed copy of this Agreement.

3.6. Employee agrees that each of the Non-Competition Period and the No-Hire Period shall be tolled during any period of violation of the covenants contained in Section C.3.1. or Section C.3.2.

4. Non-Disparagement. Employee agrees to refrain from any defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee may direct any inquiries by potential future employers to the Company’s Human Resources department, which will use its best efforts to provide only the Employee’s last position and dates of employment. The Company shall, and shall direct the Company’s current officers and directors (during the period of their employment with the Company) to refrain from any defamation, libel or slander of Employee and any tortious interference with the contracts, relationships and prospective economic advantage of Employee.

D.	Employee and Company Agree

1. No Admission of Liability. No action taken by the Parties, previously or in connection with this Agreement, shall be construed to be: (a) an admission of the truth or falsity of any claims made, or (b) an admission by either Party of any fault or liability whatsoever to the other Party or to any third party.

2. Costs. Except as otherwise set forth below, the Parties will each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

3. Arbitration. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, WILL BE SUBJECT TO ARBITRATION IN

PLEASANTON, CALIFORNIA BEFORE JAMS, PURSUANT TO ITS THEN-CURRENT EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION WILL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION WILL BE AWARDED ITS REASONABLE ATTORNEYS’ FEES AND COSTS. THE PARTIES HEREBY WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.

4. Judicial Interpretation/Modification. In the event that any one or more provisions (or portion thereof) of this Agreement is held to be invalid, unlawful or unenforceable, for any reason, the invalid, unlawful or unenforceable provision (or portion thereof) will be construed or modified so as to provide Releasees with the maximum protection that is valid, lawful and enforceable, consistent with the intent of the Company and Employee in entering into this Agreement. If such provision (or portion thereof) cannot be construed or modified so as to be valid, lawful and enforceable, that provision (or portion thereof) will be construed as narrowly as possible and will be severed from the remainder of this Agreement (or provision), and the remainder will remain in effect and be construed as broadly as possible, as if such invalid, unlawful or unenforceable provision (or portion thereof) had never been contained in this Agreement.

5. Entire Agreement. Except for the Confidentiality Agreement and the Supplemental Agreement, as of the Effective Date, this Agreement cancels, supersedes and replaces any and all prior agreements (written, oral or implied-in-fact or in law), including without limitation all non-competition agreements or covenants, between Employee and the Company regarding all of the subjects covered by this Agreement and the Supplemental Agreement (but does not cancel, supersede or replace the agreements referenced in Section B.3 of the Supplemental Agreement). This Agreement and the Supplemental Agreement are the full, complete and exclusive agreement between Employee and the Company regarding all of the subjects covered by this Agreement and the Supplemental Agreement (except with respect to the agreements referenced in Section B.3 of the Supplemental Agreement), and neither the Employee nor the Company is relying on any representation or promise that is not expressly stated in this Agreement or the Supplemental Agreement.

6. No Oral Modification. This Agreement may only be amended by a written agreement signed by Employee and the President of the Company.

7. Attorney Fees. The Company agrees to reimburse promptly Employee up to Ten Thousand Dollars ($10,000.00) in reasonable legal fees and costs incurred by him in connection with the discussion and review of the matters addressed herein and the review and negotiation of this Agreement and the Supplemental Agreement. Furthermore, in the event that either Party brings an action to enforce or effect its rights under this Agreement or the Supplemental Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

8. Governing Law. This Agreement will be governed by the internal substantive laws, but not the choice of law rules, of the State of Texas.

9. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

POLYCOM, INC.

Dated: March 30, 2009	By	/s/ Robert C. Hagerty
Robert C. Hagerty, CEO and President

I HAVE READ, UNDERSTAND AND VOLUNTARILY ACCEPT AND AGREE TO THE ABOVE TERMS.

David R. Phillips, an individual

Dated: 3/24/09	/s/ David R. Phillips

EXHIBIT A

SUPPLEMENTAL SEPARATION AND GENERAL RELEASE AGREEMENT

This Supplemental Separation and General Release Agreement (“Supplemental Agreement”) is made by and between Polycom, Inc. (the “Company”), and David R. Phillips (“Employee”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Employee was employed with the Company;

WHEREAS, the Company and Employee agreed to a transition period from February 17, 2009 through March 31, 2009 (the “Transition Period”) as evidenced by the terms of the Transition Agreement that Employee signed on 24th March 2009 (the “Agreement”) which shall remain in full force and effect and is fully incorporated herein except to the extent it is not consistent with this Supplemental Agreement; and

WHEREAS, Employee’s employment with the Company terminated effective March 31, 2009 (the “Separation Date”).

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

A.	Company Agrees

1. Severance Benefits. Assuming that this Supplemental Agreement becomes effective under the terms of Section C.5. in accordance with its terms, and that the provisions set forth in Section B are satisfied, the Company will provide Employee with the benefits and amounts provided in the Agreement, payable pursuant to Section B.4. of the Agreement.

B.	Employee Agrees

1. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, paid time off, housing allowances, relocation costs, interest, severance, stock, stock options, outplacement costs, fees, commissions and any and all other benefits and compensation due to Employee, other than those obligations as set forth under this Supplemental Agreement.

2. Release of Claims. Except as described in Section B.3. below, which identifies claims expressly excluded from this waiver and release, Employee waives and releases the Company, its affiliates, successors and assigns, any Company sponsored benefit plans, the administrators, fiduciaries, and trustees of any Company sponsored or established benefit plans, and the current and former officers, directors, agents and employees (in each case, in their capacities as such) of the

Company and its affiliates, and any Company sponsored or established benefit plans (collectively, the “Releasees”), to the maximum extent permitted by law, from any and all claims, whether or not now known to Employee, arising from or relating to any and all acts, events and omissions occurring prior to the date Employee signs this Supplemental Agreement. The claims being waived and released include, without limitation:

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of, shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; or the Uniformed Services Employment and Reemployment Rights Act;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g) any and all claims for attorneys’ fees and costs.

3. Excluded Claims. The only claims that are not being waived and released by Employee under this Section B. are claims Employee may have for:

(a) unemployment, state disability, workers compensation and/or paid family leave insurance benefits pursuant to the terms of applicable state law;

(b) continuation of existing participation in Company-sponsored group health benefit plans, at Employee’s full expense, under the federal law known as COBRA and/or under an applicable state counterpart law;

(c) any benefit entitlements that are vested as of the Separation Date pursuant to the terms of a Company-sponsored benefit plan governed by the federal law known as “ERISA”;

(d) violation of any federal, state or local statutory and/or public policy right or entitlement that, by applicable law, is not waivable;

(e) claims arising from or relating to the obligations (or breach thereof) of the Company under the Agreement or this Supplemental Agreement;

(f) any rights of Employee (i) as a shareholder of the Company, or (ii) to exercise any vested stock options pursuant to the terms of the Company stock option plans and Employee’s applicable stock option agreements;

(g) any (i) rights of Employee under the Indemnification Agreement dated as of June 30, 2006 between Employee and the Company, (ii) rights that Employee may have following termination of his employment under the Company’s general liability or director/officer insurance coverage (subject to the terms of such coverage) and (iii) rights of Employee to indemnification under applicable law, the Company’s charter documents or any other similar agreement in existence between the Company and Employee; and

(h) any wrongful act or omission occurring after the date Employee signs this Supplemental Agreement.

4. Government Agency Claims Exception. Nothing in this Section B., or elsewhere in this Supplemental Agreement, prevents or prohibits Employee from filing claims with a government agency, such as the Equal Employment Opportunity Commission, that is responsible for enforcing a law on behalf of the government. However, Employee understands that Employee is waiving and releasing all claims for monetary damages and any other form of personal relief, and therefore, may only seek and receive non-personal forms of relief through any such claims.

5. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any claims that he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and Employee represents that this waiver and release is knowing and voluntary. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Supplemental Agreement; (b) he has twenty-one (21) calendar days within which to consider this Supplemental Agreement; (c) he has seven (7) calendar days following his execution of this Supplemental Agreement to revoke his acceptance of this Supplemental Agreement; and (d) nothing in this Supplemental Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.

In the event Employee signs this Supplemental Agreement and returns it to the Company in less than the twenty-one (21) day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the remainder of the twenty-one (21) day consideration period. Employee acknowledges and understands that thereafter, if he wishes to revoke acceptance of this Supplemental Agreement, he must deliver written notice of revocation to the Senior Vice President, Human Resources at the Company.

6. Unknown Claims. Employee further waives any rights under California Civil Code Section 1542 or any similar state statute or common law principle. California Civil Code Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

C.	Employee and Company Agree

1. Arbitration. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS SUPPLEMENTAL AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, WILL BE SUBJECT TO ARBITRATION IN PLEASANTON, CALIFORNIA BEFORE JAMS, PURSUANT TO ITS THEN-CURRENT EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION WILL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION WILL BE AWARDED ITS REASONABLE ATTORNEYS’ FEES AND COSTS. THE PARTIES HEREBY WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.

2. Judicial Interpretation/Modification. In the event that any one or more provisions (or portion thereof) of this Supplemental Agreement is held to be invalid, unlawful or unenforceable, for any reason, the invalid, unlawful or unenforceable provision (or portion thereof) will be construed or modified so as to provide Releasees with the maximum protection that is valid, lawful and enforceable, consistent with the intent of the Company and Employee in entering into this Supplemental Agreement. If such provision (or portion thereof) cannot be construed or modified so as to be valid, lawful and enforceable, that provision (or portion thereof) will be construed as narrowly as possible and will be severed from the remainder of this Supplemental Agreement (or provision), and the remainder will remain in effect and be construed as broadly as possible, as if such invalid, unlawful or unenforceable provision (or portion thereof) had never been contained in this Supplemental Agreement.

3. Entire Agreement. Except for the Agreement and the Confidentiality Agreement, this Supplemental Agreement cancels, supersedes and replaces any and all prior agreements (written, oral or implied-in-fact or in law) between Employee and the Company regarding all of the subjects covered by this Supplemental Agreement. This Supplemental Agreement (together with the Agreement) is the full, complete and exclusive agreement between Employee and the Company regarding all of the subjects covered by this Supplemental Agreement, and neither the Employee nor the Company is relying on any representation or promise that is not expressly stated in the Agreement or this Supplemental Agreement.

4. Governing Law. This Supplemental Agreement will be governed by the internal substantive laws, but not the choice of law rules, of the State of Texas.

5. Effective Date. Employee has twenty-one (21) days to consider whether to sign this Supplemental Agreement and then has seven (7) days after signing this Supplemental Agreement to revoke his acceptance. This Supplemental Agreement will become effective on the eighth (8th) day after Employee signed this Supplemental Agreement without modification, so long as it has been signed by both Parties, and has not been revoked before that date (the “Effective Date”).

6. Voluntary Execution of Supplemental Agreement. This Supplemental Agreement is executed voluntarily and with the full intent of releasing all claims, and without any duress or undue influence by any of the Parties. The Parties acknowledge that: (a) they have read this Supplemental Agreement; (b) they have been represented in the preparation, negotiation, and execution of this Supplemental Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel; (c) they understand the terms and consequences of this Supplemental Agreement and of the releases it contains; and (d) they are fully aware of the legal and binding effect of this Supplemental Agreement.

7. Counterparts. This Supplemental Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, the Parties have executed this Supplemental Agreement on the respective dates set forth below.

POLYCOM, INC.

Dated:	By

I HAVE READ, UNDERSTAND AND VOLUNTARILY ACCEPT AND AGREE TO THE ABOVE TERMS.

David R. Phillips, an individual

Dated: